SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------


          Date of Report (Date of earliest event reported): May 5, 2000

                      MEDIQ/PRN Life Support Services, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                     1-11286                 95-3692387
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(State of other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


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                                 One MEDIQ Plaza
                          Pennsauken, New Jersey 08110

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        (Address of principal executive offices)             (Zip Code)


        Registrant's telephone number, including area code (856) 662-3200
                                                           --------------

                                 Not Applicable
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          (Former name or former address, if changed since last report)


                             Exhibit Index on page 4

Item 5. Other Events.

     See our statement, dated May 5, 2000, which is filed as Exhibit 5.1 hereto and incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

5.1 Statement of MEDIQ/PRN Life Support Services, Inc., dated as of
    May 5, 2000.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MEDIQ/PRN LIFE SUPPORT SERVICES, INC.



                                   By: /s/ Kenneth Kreider
                                       ---------------------------
                                   Name: Kenneth Kreider
                                   Title: Chief Financial Officer




Dated:   May 5, 2000


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


                                  EXHIBIT INDEX


      Exhibit No.                                   Document                                           Page
      -----------                                   --------                                           ----
          5.1                Statement of MEDIQ/PRN Life Support Services, Inc., dated                  5
                             as of May 5, 2000










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


       Statement of MEDIQ/PRN Life Support Services, dated May 5, 2000

Delay in Completing Audit for Fiscal 1999 and Filing of Annual Report for Fiscal 1999 and Quarterly Report for First Quarter of Fiscal 2000

On January 13, 2000, we reported on Form 8-K (the "January 8K") that as a result of unforeseen delays in the collection and review of information and documents necessary to complete our year-end audit for the fiscal year ending on September 30, 1999, we were unable to file our annual report on Form 10-K on a timely basis. We encountered such delays when our outside auditors informed our Audit Committee that they were concerned with our treatment of certain items and whether they had received all material information pertinent to the 1999 audit.

On February 15, 2000, we further reported on Form 8-K (the "February 8K") that as a result of delays in completing our September 30, 1999 financial statements, we were unable to file our quarterly report for the first quarter of fiscal 2000. As reported in the February 8K, our ability to file our annual and quarterly reports and to restate our financial statements for earlier periods to the extent necessary depends upon our ability to (1) complete an independent investigation into the accounting issues described below and identify appropriate remedial action to the satisfaction of our Audit Committee, (2) finalize our September 30, 1999 financial statements and (3) obtain the report of our outside auditors as to such financial statements.

The purpose of this filing is to report that we have completed the independent investigation described in clause (1) above, and we expect to complete the items described in clauses (2) and (3) above and be in a position to file our annual and quarterly reports in the near future.

Audit Committee Investigation, Report & Response

As reported in the January 8K and the February 8K, our Audit Committee retained a nationally recognized law firm to interview (with assistance from an independent, nationally recognized accounting firm) members of our management team and accounting staff in order to (1) gather background information on the accounting issues for use in giving legal advice to the Audit Committee, (2) determine, based on the interviews, whether all material information pertinent to completion of the 1999 audit was being provided to our outside auditors, and
(3) determine what remedial actions, if any, we need to take concerning the accounting issues. After oral presentation of the findings of such interviews, our outside auditors requested that the Audit Committee's special counsel (with further assistance from the independent accounting firm) perform a second phase of the investigation in order to (1) gather additional information relating to our financial and accounting processes and certain unrecorded customer credits,
(2) provide auditable evidence with respect to our accounts receivable for certain periods, (3) determine whether or not it is likely that illegal acts were committed with respect to our financial reporting and if so, further determine the identity of the responsible individual(s) and any remedial action to be taken by the Company, and (4) identify and investigate additional areas of concern arising as a result of the independent investigation.


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


The Audit Committee's special counsel delivered its report (the "Report") to the Audit Committee on February 22, 2000, and presented its findings to the Audit Committee on February 23, 2000. For the purpose of completing the audit, our outside auditors requested access to the Report and we made the Report available for their review shortly thereafter. On March 17, 2000, the Audit Committee and the investigative team met with the outside auditors to answer questions about the Report.

The Report provides all of the information described in the preceding paragraph to the satisfaction of our Audit Committee and, we believe, to our auditors.
In addition, the Report's findings indicate that the investigative team was unable to conclude that it was likely that illegal conduct occurred. Notwithstanding that finding, the Audit Committee decided to institute certain remedial measures discussed in the Report to improve our internal controls and financial reporting environment in order to prevent any repetition of the circumstances which prompted this inquiry.

Based on the Report's findings, we expect to restate our financial statements for each quarter of fiscal 1999. These adjustments to prior quarters result from the Company's adoption of a new method for determining the reserves for doubtful accounts, a change in the Company's policy regarding the capitalization of accessories for its medical equipment and a reevaluation by the Company of its reserves for excess and obsolete inventories. We do not, however, expect to restate our financial statements for any period prior to fiscal 1999. In addition, the Audit Committee is implementing (and in some instances has already implemented) many of the remedial measures discussed in the Report. Specifically, (1) in early March we terminated the employment of our CFO and elected Mr. Kenneth Kreider to serve as his replacement, (2) we engaged a business consulting group to analyze and make recommendations for improving our billing and collection functions, (3) we changed our reporting structure so that our new CFO will report directly to our Board of Directors through the Audit Committee chairman, at least for the foreseeable future, (4) we adopted a new methodology for calculating our doubtful accounts reserves, which will be reflected in all internal and external financial reports and projections (unless otherwise specifically approved by the Audit Committee), (5) we created (and are searching to fill) the positions of Vice President of Internal Audit (to oversee the internal audit of branch operations, headquarters and our finance group and to establish a business ethics program) and Chief Operating Officer, and (6) we appointed Mr. John F. McNamara to serve as our new Chairman of the Board to oversee the management of the Company. As described in our press release dated March 16, 2000, Mr. McNamara has substantial experience in the pharmaceutical distribution and healthcare industries and is the current Chairman of the Board of ImpactHealth.com, a full service e-commerce company in the developing area of Internet care-space.

Now that the independent investigation is complete and the Report has been accepted by our Audit Committee and reviewed with our outside auditors, we expect to (1) finalize our year-end and restated financial statements for earlier periods to the extent necessary, (2) have our outside auditors complete the 1999 audit expediently and issue their report as to our financial statements, and (3) file our annual and quarterly reports in the near future. There can be no assurances, however, that our outside auditors will complete their audit and issue their report.



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


Effect on Debt Instruments; Effect on Liquidity and Operations

Our failure to deliver audited year-end financial statements and unaudited financial statements for the first fiscal quarter of fiscal 2000 constitutes an event of default under our senior credit facility with a syndicate of banks led by Banque Nationale de Paris. The credit facility allows the banks to accelerate all amounts outstanding under the facility as a result of such event of default. Although the banks have not yet exercised that right, there can be no assurances that they will not do so in the future. In addition, as a result of such event of default we are now paying interest on our senior indebtedness at a default rate of 2% per annum in addition to the applicable rate under the credit facility (which applicable rate is, as a result of the defaults described above,
 .25% per annum higher than it was prior to the defaults). Based on our current estimate of the extent of the potential restatement of our financial results, we believe such restated financial results will give rise to additional events of default including the failure to comply with our financial covenants. As reported in the January 8K and the February 8K, until a formal agreement relating to those defaults and potential defaults is reached with the banks, we are unable to access our senior credit facility and must fund our working capital needs through other sources of cash. Although to date we have had adequate funds from working capital and operating activities to fund our operations (including capital expenditures and our March 2000 payment on our senior credit facility), our current cashflow forecast indicates additional sources of cash will be required to meet our future working capital needs and primarily for the funding of our June 2000 payments on both our senior credit facility and our 11% Senior Subordinated Notes. The aggregate amount of such payments will be approximately $22 million. We are currently investigating alternative sources of liquidity sufficient to satisfy our working capital needs.

While recent events have not given rise to any events of default under the indentures governing our outstanding 11% Senior Subordinated Notes Due 2008 and 13% Senior Discount Debentures Due 2009, our failure to file our annual and quarterly reports on time constitutes a default of certain covenants requiring us to promptly file reports with the SEC and provide copies of such filings to the trustees and the holders of the bonds. Upon our receipt of notice from the trustees, or holders of at least 25% of the outstanding bonds, that we are in default of such covenants, we will have 30 days to file our annual and quarterly reports and cure the default. Our failure to cure the default within such 30 day period would give rise to an event of default under the indentures. There would be additional events of default under the indentures if the banks ultimately decide to accelerate the indebtedness outstanding under the senior credit facility and such acceleration is not rescinded within 10 days. If events of default exist under the indentures, the trustees or the holders of at least 25% of the outstanding bonds, in each case subject to certain rights of our senior lenders, will be entitled to accelerate the payment of all principal and interest outstanding under the bonds. To date we have not received a notice of default with respect to either indenture.

This filing contains forward-looking statements which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, each of which involves risks and uncertainties that may affect our business and prospects. Such forward-looking statements include, without limitation, our ability to file our annual report within the time frame discussed above, our estimates as to the actual effects that the accounting issues discussed above may have on our


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

financial results and our beliefs as to our liquidity. Investors should consult the Corporation's ongoing interim and quarterly filings and annual reports for additional information on risks and uncertainties relating to forward-looking statements. Investors are cautioned not to rely on these forward-looking statements. We do not undertake to update these forward-looking statements.


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